Exhibit 10-1

Stock Purchase Agreement

Dated as of  December 30,  2010

By and Among

Ron Kallus,
Israel Hason,
Niva Kallus,
&  the Undersigned Shareholders

Collectively as Sellers

and

Joseph Indovina

As Purchaser

Table of Contents

Section 1. Construction and Interpretation	3
1.1. Principles of Construction.	3

Section 2. The Transaction	4
2.1. Purchase Price:	4
2.2. Transfer of Shares and Terms of Payment:	4
2.3. Closing.	4

Section 3. Additional Terms Pertaining to the Transaction	5
3.1. Irrevocable Agreement.	5

Section 4. Confidential Information	5
4.1. Confidential Information Defined.	5
4.2. Confidentiality.	5
4.3. Survival of Confidentiality.	6

Section 5. Representations and Warranties	6
5.1. Representations and Warranties of the Sellers and the Company.	6
5.2. Covenants of the Sellers and the Company.	8
5.3. Representations and Warranties of the Purchaser	9

Section 6. Miscellaneous	10
6.1. Expenses.	10
6.2. Governing Law.	10
6.3. Resignation of Old and Appointment of New Board of Directors.	11
6.4. Disclosure.	11
6.5. Notices.	11
6.6. Parties in Interest.	12
6.7. Entire Agreement.	12
6.8. Amendments.	12
6.9. Severability.	12
6.10. Counterparts.	12
6.11. Spin Out	13

Stock Purchase Agreement

                This stock purchase agreement (“Agreement”), dated as of December 30, 2010, is entered into by and among VGTel, Inc. (“VGTL” or the "Company") and Ron Kallus, Israel Hason, Niva Kallus and  the Undersigned Shareholders, collectively (the "Sellers"), and Joseph R. Indovina  (the "Purchaser") and together with the Company and the Sellers, the "Parties").

W i t n e s s e t h:

Whereas, the Sellers, are shareholders of VGTel, Inc.  organized and existing under the laws of the State of New York  who own and/or control in the aggregate 5,618,900  shares of the Company, which represents 53% of the issued and outstanding common shares of the Company on a fully diluted basis.

Whereas, the Purchaser desires to acquire such number of shares of the Company.

Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Sellers of such common stock of the Company to the Purchaser:

Section 1. Construction and Interpretation

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

(d) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel.  Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(e) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2.  The Transaction

2.1. Purchase Price:

                The Sellers hereby agree to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Sellers 5,618,900 common shares of VGTel, Inc. (the “Acquired Shares”) for a total purchase price of $340,613 (the "Purchase Price"), to be paid in full to the Sellers according to the terms of this Agreement, in United States currency as directed by the Sellers at Closing.

2.2. Transfer of Shares and Terms of Payment:

                In consideration for the transfer of the Acquired Shares by the Sellers to the Purchaser, the Purchaser shall pay the Purchase Price upon closing.

ii) Upon confirmation from the Escrow attorney that the Payment in full, has been received in his Escrow Account, the Sellers shall deliver to, as escrow agent, the certificates for the Acquired Shares to be released to the Buyer immediately after the payment in full by the Buyer is released to the Sellers from the Escrow Account as per Sellers instructions.   The payment shall be non refundable

2.3. Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place at the office of

Horner & Associates
205 So  Broadway suite 905
Los Angeles, CA    90012
213-680-1716

Section 3.  Additional Terms Pertaining to the Transaction

3.1. Irrevocable Agreement.

Once executed by the Parties, this Agreement will be irrevocable.  The Sellers will have the obligation to sell the Acquired Shares to the Purchaser and the Purchaser will have the obligation to purchase the Shares from the Sellers strictly in accordance with this Agreement.

Section 4.  Confidential Information

4.1. Confidential Information Defined.

               Any and all information furnished (whether before or after the date hereof) by or on behalf of any Party to this Agreement, including, without limitation, by such Party’s financial advisors, attorneys and accountants, or agents, to another Party to this Agreement, or to such Party’s directors, officers, employees, affiliates, representatives, including, without limitation, financial advisors, attorneys and accountants, or agents shall be regarded as “Confidential Information.” The term Confidential Information shall not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by the Party receiving such Confidential Information, (ii) is or becomes available to a Party to this Agreement on a non-confidential basis from a source (other than through another Party to this Agreement) which is not prohibited from disclosing such information by a legal, contractual or fiduciary obligation to another Party, (iii) was available to, known by or within the possession of a Party to this Agreement prior to its being furnished by (or on behalf of) another Party, or (iv) is independently developed by or on behalf of a Party to this Agreement not in violation of the terms of this Agreement.

4.2. Confidentiality.

               The Parties undertake to keep any and all Confidential Information provided with regard to this Agreement confidential and will not, without the other Party’s prior written consent, disclose such Confidential Information in any manner whatsoever and will not use any Confidential Information other than in connection with this transaction; provided, however, that they may reveal the Confidential Information to their respective representatives (a) who need to know the Confidential Information (and who agree to use such Confidential Information in accordance with this Agreement) for the purpose of evaluating the transaction and (b) who are informed by the respective Party of the confidential nature of the information provided.

4.3. Survival of Confidentiality.

The undertakings and representations made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

Section 5.  Representations and Warranties

5.1. Representations and Warranties of the Sellers and the Company.

5.1.1 The Company is a corporation duly organized and validly existing under the laws of the State of New York and has all corporate power necessary to engage in all transactions in which it has been involved in as well as any general business transactions in the future that may be desired by its directors.

5.1.2 The Company is in good standing with the Secretary of State of New York.

5.1.3 The Company has or will have at Closing no outstanding debt or obligations whatsoever.  Should the Purchaser discover any obligation of the Company that was not disclosed prior to the Closing Date, the Sellers undertake to indemnify the Purchaser for any and all such liabilities, whether outstanding or contingent at the time of Closing.

The undertakings and representations made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

5.1.4 The Company will have no assets or liabilities at the Closing Date.

5.1.5 The Company, to its actual knowledge, is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

5.1.6 The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the closing of this Agreement.

5.1.7 The Company does not own any real estate or any interests in real estate.

5.1.8 The Company, to its actual knowledge, is not liable for any income, real or personal property taxes to any governmental or state agencies whatsoever.

5.1.9 The Company, to its actual knowledge, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

5.1.10 The Sellers, either directly or by representation, are the lawful owners of record of the Acquired Shares, and the Sellers presently have, and will have at the Closing Date, the power to transfer and deliver the Acquired Shares to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

5.1.11 There are no authorized shares of the Company other than the amount disclosed as being 200,000,000 common shares and 10,000,000 preferred shares, and there are no issued and outstanding shares of the Company other than the amount disclosed as being 6,433,900  common shares, 3,100,000 Common Stock Purchase Warrants exercisable at $0.25 per Share which underlying shares have been registered, and 960,000  Series A and 40,000 Series B Warrants exercisable at $0.25 per share in which the underlying shares have not been registered.  Thus on a fully diluted basis the company has outstanding 10,533,900.  Sellers at the Closing Date will have full and valid title to the Shares consisting of 5,618,900 shares of the common stock of the Company and to be delivered to the Purchaser by the Sellers hereunder and there will be no existing impediment or encumbrance to the sale and transfer of the Acquired Shares to the Purchaser; and on delivery to the Purchaser of the Acquired Shares being sold hereby, all of such Shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such Shares will be legally and validly issued and fully paid and non-assessable shares of the Company’s common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

5.1.12 All issuances of the Company of the shares in their common stock in past transactions have been legally and validly effected, and all of such shares in the common stock are fully paid and non-assessable.

5.1.13 There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock except as noted in Schedule A.

5.1.14 There are no outstanding judgments of UCC financing instruments or UCC Securities Interests filed against the Company or any of its properties.

5.1.15 The Company will have no subsidiaries subsequent to the date of Closing.

5.1.16 The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

5.1.17 The Company has no insurance or employee benefit plans whatsoever.
5.1.18 The Company is not in default under any contract, or any other document.

5.1.19 The Company has no outstanding powers of attorney and no obligations concerning the performance of the Sellers concerning this Agreement.

5.1.20 The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Sellers of any agreement or other instrument to which they are or have been a party.

5.1.21 To the Sellers’ actual knowledge, all financial and other information which the Company and/or the Sellers furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Sellers (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

5.1.22 The representations and warranties herein by the Sellers shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

5.2. Covenants of the Sellers and the Company.

From the date of this Agreement to Closing Date, the Sellers and the Company covenant the following:

5.2.1. The Sellers will to the best of their ability preserve intact the current status of the Company as an OTC Bulletin Board quoted company.

5.2.2. The Sellers will furnish Purchaser with whatever corporate records and documents are available, such as Articles of Incorporation and Bylaws, or any other corporate document or record requested by the Purchaser.

5.2.3. The Company will not incur any further debts or obligations without the express written consent of the Purchaser.

5.2.4. The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

5.2.5. The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

5.2.6. The Sellers will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchaser hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

5.2.7. The Company will not declare any dividend in cash or stock, or any other benefit.

5.2.8. The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

5.2.9. The Sellers will obtain and submit to the Purchaser resignations of current officers and directors.

5.2.10. The Sellers agree to indemnify the Purchaser against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the Purchaser by reason of the inaccuracy of any warranty or representation contained in this Agreement.

                5.3 Representations and Warranties of the Purchaser.

5.3.1 Authorization and Power.  Such Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, as the case may be, is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

5.3.2 Information on Purchaser.   Purchaser is, and will be at the time of the execution of this Agreement, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company.  Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Purchaser is accurate.

5.3.3 Purchase of Shares of the Company.  On the Closing Date, such Purchaser will purchase the Acquired Shares pursuant to the terms of this Agreement for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

5.3.4 Compliance with Securities Act.   Such Purchaser understands and agrees that the Acquired Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Acquired Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Acquired Shares, or interests in the Acquired Shares, and deliver the Acquired Shares, or interests in the Acquired Shares, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Acquired Shares, or interests in the Acquired Shares, to third parties who in turn may dispose of these Acquired Shares.

5.3.5 Acquired Shares.  The Acquired Shares shall bear the following or similar legend:

"THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

5.3.6 Communication of Offer.  The offer to sell the Acquired Shares was directly communicated to such Purchaser by the Company.  At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

5.3.7 Correctness of Representations.  Such Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

5.3.8 Survival.  The foregoing representations and warranties shall survive the Closing Date and for a period of 3 years thereafter.

Section 6.  Miscellaneous

6.1. Expenses.

Each of the Parties shall bear its/his own expenses in connection with the transactions contemplated by this Agreement.

6.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be wholly performed solely within such state.

6.3. Resignation of Old and Appointment of New Board of Directors.

                The Company and the Sellers shall take such corporate action(s) required by VGTel, Inc’s Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective as of the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers as of the Closing Date.

Resignation of Old Directors

Name	Position
Ron Kallus	CEO, President, Treasurer, Chief Financial Officer & Director
Israel Hason	VP & Director
Niva Kallus	Secretary, & Director

Appointment of New Director Sole Officer

Name	Position
Joseph R. Indovina	CEO, President & Director, Secretary, Chief Accounting Officer

6.4. Disclosure.

               The Sellers and the Company agree that except of the 8K filing they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

6.5. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Sellers, to:

Ron Kallus
2 Ingrid Road
Setauket, NY 11733-2218
Tel: 631-458-1120

Brenton Horner
Horner & Associates
205 So  Broadway suite 905
Los Angeles, CA    90012
213-680-1716

If to the Purchaser, to:

Brenton Horner
Horner & Associates
205 So  Broadway suite 905
Los Angeles, CA    90012
213-680-1716

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

6.6. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

6.7. Entire Agreement.

               This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

6.8. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

6.9. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

6.10. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

                6.11. Spin out.

                At or prior to the Closing Date, the GMG intellectual properties, products, assets,  the VGTel name, and business  will be spun out from VGTel, Inc. to Ron Kallus and Israel Hason  in exchange of the following:

1.	Forfeiting to the buyer 1,246,000 common shares of VGTel, Inc. owned by Ron Kallus and Israel Hason which shares are part of the 5,618,900 of the “Acquired Shares”.
2.	Transferring all accounts receivable and accounts payable to NYN International.
3.	Forgiveness of Officer’s Loan to the Company amounting to $31,323 to the Company.
4.	Forgiveness of $6,250 in accrued expenses owed to Yoav Kallus for development.
5.	Forgiveness of $6,480 accrued expenses owed to NYN International, a company owned by Ron Kallus.

.
In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the ("Closing Date") January 10, 2011.

Purchaser	Joseph Indovina By/s/ Joseph Indovina
Company:	By: /s/ Ron Kallus Name: VGTel, Inc. Title: Ron Kallus, President & CFO
Seller:	By: /s/ Ron Kallus Ron Kallus
Seller:	By: /s/ Israel Hason Israel Hason
Seller:	By: /s/ Niva Kallus Niva Kallus
Seller:	By: /s/ Yoav Kallus Yoav Kallus
Seller:	By: /s/ Nathan Kallus Nathan Kallus
Seller:	By: /s/ Elozar Klein National Theological Center
Seller:	By: /s/ Elozar Klein Yeshiva Tov Vechesed
Seller: Seller:	By:/s/ Hyman & Ethel Schwartz Hyman & Ethel Schwartz By: /s/ Ethel Schwartz Ethel Schwartz

Seller: Seller: Seller: Seller Seller
By: /s/ Hyman Schwartz
The Hyett Group, Ltd.

By/s/ Samuel Friedman
Samuel Friedman

By: /s/ Eva Beilus
Eva Beilus

By: /s/ Aron & Regina Schwartz
Aron & Regina Schwartz

By: /s/ Martin Schwartz
Martin Schwartz

SCHEDULE A

Group A Warrants

800,000 Series A Warrants Exercisable @$0.25 Per Share
800,000 Series B Warrants Exercisable @$0.25 Per Share
800,000 Series C Warrants Exercisable @$0.25 Per Share
800,000 Series D Warrants Exercisable @$0.25 Per Share

All of the 3,200,000 underlying shares for Group A warrants have been registered.

Group B Warrants

960,000 Series A Warrants Exercisable @ $0.25 Per Share
40,000 Series B Warrants   Exercisable  @ $0.25 Per Share

The underlying shares for the Group B Warrants have not been registered.